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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF CORECOMM LIMITED

     All of the corporations listed below were incorporated in Delaware except where otherwise noted, and are wholly owned subsidiaries of CoreComm:

CoreComm Acquisition Co., Inc.
CoreComm Operating Co. Ltd. (Bermuda)
CoreComm Ohio Ltd. (Bermuda)
CoreComm Internet Group, Inc.
Stratos Internet Group, Inc.
Digicom, Inc. (Ohio)
FCC Holdco I, Inc.
Cortelyou Communications Corp.
CoreComm Newco, Inc.
Navy Acquisition Co. Inc.
CoreComm Michigan, Inc.
CoreComm Billing, Inc.
CoreComm Telco, Inc.
CoreComm Communications Group Ltd. (Bermuda)
CoreComm Communications, Inc.
CoreComm Group Sub 1, Inc.
Prepaid Communications Corp.
CoreComm Services, Inc.
Q.east Holding Limited (Bermuda)
Q.east Hong Kong Limited (Bermuda)
Q.east Limited (Bermuda)
CoreComm Alabama, Inc.
CoreComm Arizona, Inc.
CoreComm Arkansas, Inc.
CoreComm California, Inc.
CoreComm Colorado, Inc.
CoreComm Connecticut, Inc.
CoreComm Delaware, Inc.
CoreComm Florida, Inc.
CoreComm Georgia, Inc.
CoreComm Idaho, Inc.
CoreComm Illinois, Inc.
CoreComm Indiana, Inc.
CoreComm Iowa, Inc.
CoreComm Kansas, Inc.
CoreComm Kentucky, Inc.
CoreComm Louisiana, Inc.
CoreComm Maine, Inc.
CoreComm Maryland, Inc.
CoreComm Massachusetts, Inc.
CoreComm Michigan, Inc.
CoreComm Minnesota, Inc.
CoreComm Mississippi, Inc.
CoreComm Missouri, Inc.
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CoreComm Montana, Inc.
CoreComm Nebraska, Inc.
CoreComm Nevada, Inc.
CoreComm New Hampshire, Inc.
CoreComm New Jersey, Inc.
CoreComm New Mexico, Inc.
CoreComm New York, Inc.
CoreComm North Carolina, Inc.
CoreComm North Dakota, Inc.
CoreComm Ohio, Inc.
CoreComm Oklahoma, Inc.
CoreComm Oregon, Inc.
CoreComm Pennsylvania, Inc.
CoreComm Rhode Island, Inc.
CoreComm South Carolina, Inc.
CoreComm South Dakota, Inc.
CoreComm Tennessee, Inc.
CoreComm Texas, Inc.
CoreComm Utah, Inc.
CoreComm Vermont, Inc.
CoreComm Virginia, Inc.
CoreComm Washington, Inc.
CoreComm West Virginia, Inc.
CoreComm Wisconsin, Inc.
CoreComm Wyoming, Inc.